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EXHIBIT VII

AMENDMENT ONE TO JOINT FILING STATEMENT

        The undersigned hereby agree to amend that certain Joint Filing Statement, dated as of June 25, 1998, to include The Prime Group, Inc., an Illinois corporation, in their status as a group (as defined by Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended), and to remove from their status as a group, Prime Finance, Inc., an Illinois corporation, Prime Financing Limited Partnership, an Illinois limited partnership, and Prime Group III, L.P., an Illinois limited partnership, effective as of July 8, 2002.

Date: July 8, 2002

/s/ MICHAEL W. RESCHKE Michael W. Reschke

PGLP, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME FINANCE, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

THE PRIME GROUP, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP LIMITED PARTNERSHIP

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: Managing General Partner

PRIME FINANCING LIMITED PARTNERSHIP

By:	Prime Finance, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP II, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP III, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP IV, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP V, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

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  EXHIBIT VII
AMENDMENT ONE TO JOINT FILING STATEMENT